SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       February 23, 2004
                                                        (February 6, 2004)

                            Cactus New Media I, Inc.
        ----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


      Delaware                         0-11596                  65-0907798
----------------------------       ----------------       ----------------------
(State or other jurisdiction       (Commission            (IRS Employer
   of incorporation)                   file number)          Identification No.)

             437 41st Street
             Miami Beach, Florida                                33140
----------------------------------------                  ----------------------
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code: (305) 672-9200



         ---------------------------------------------------------------
          (Former name or former address, if changes since last report)

ITEM 1.  CHANGE OF CONTROL OF REGISTRANT.

     On February 6, 2004, Gala Enterprises Ltd., a Belize corporation, made a cash payment to Cactus New Media I, Inc. (the "Company"), a Delaware corporation, in the amount of ninety thousand dollars ($90,000) in exchange for 22,500,000 shares of the Company's restricted Common Stock, issued pursuant to
Section 4(2) of the Securities Act of 1933, as amended, and Rule 144 promulgated thereunder. The purpose of this transaction was to effect a change of control to Gala Enterprises Ltd. The purpose of the cash payment was to provide sufficient funds for the Company to satisfy a portion of its outstanding debts. As of this date, the issuance represents 48.4% of the issued and outstanding common stock of the Company.

     On February 10, 2004, the Company's President and sole Officer and Director, RS Schmitt, appointed Pieter DuRand, the principal of Gala Enterprises Ltd., as an additional Director to serve until the next meeting of the shareholders at which Directors are elected. Subsequent to that, RS Schmitt tendered his resignation as an Officer and Director of the Company. Pieter DuRand now serves as the sole Officer and Director of the Company.


ITEM 5.  OTHER EVENTS

On February 9, 2004, the remainder of the Company's outstanding securitized debt (approximately $90,000) was converted into the Common Stock of the Company, in exchange for a total of 22,500,000 shares of the Company's restricted Common Stock issued to a total of ten (10) creditors/investors. All of the debt was incurred by the Company more than two (2) years ago and was eligible for conversion pursuant to a corporate resolution enacted and dated January 8, 2002. The stock was issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, Regulation D Rule 506, and Rule 144 promulgated thereunder. The effect of this transaction was to eliminate indebtedness except for current payables.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                            Cactus New Media I, Inc.
                         -----------------------------
                                  (Registrant)



Date:    February 23, 2004



                                By: /s/ Pieter DuRand
                                ------------------------------
                                Pieter DuRand, President